As filed with the Securities and Exchange Commission on February 25, 2015

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TESORO VENTURES INC

(Exact Name of Registrant in its Charter)

NEVADA	5961
(State or other jurisdiction of	(Primary Standard Industrial
incorporation or organization)	Classification Code Number)

Casa 41, Barriada del Maestro

Sabanitas, Colon

Ciudad de Panama, Republica de Panama

Phone: (507) 6551-0328
Email: tesoroventures@gmail.com

(Address and telephone number of registrant’s principal executive offices)

Copies to:

AMERICAN CORPORATE REGISTER, INC.

711 S Carson St., Ste 6

Carson City, NV 89701

Phone: 800-944-1120

Fax: 800-757-2705
Email: aabs.joanne@gmail.com
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.       ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee
Common Stock	2,000,000	$ 0.05	$ 100,000	$ 11.67

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

2,000,000 Shares

Tesoro Ventures Inc

Common Stock

$0.05 per Share

This is the initial offering of common stock by Tesoro Ventures Inc. We are offering a total of 2,000,000 shares of common stock for an estimated initial public offering price of $0.05 per share. There is no minimum number of shares that must be sold in order for the offering to proceed. The offering is being conducted on a self-underwritten, best efforts basis, meaning our President, Walter Christie, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1933. The shares will be offered at a fixed price of $0.05 per share for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$ 0.05	$ 0.004	$ 0.046
Total	$ 100,000	$ 8,000	$ 92,000

Tesoro Ventures Inc is a development stage company. We have prepared a business plan, but have not yet commenced our proposed business operations and will not do so until we have completed this offering. To date we have primarily been involved in organizational activities. We do not have sufficient capital for further operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Tesoro Ventures Inc which includes a statement expressing substantial doubt regarding our ability to continue as a going concern.

The following table shows the anticipated proceeds from the offering assuming the sale of 25%, 50%, 75%, and 100% of the shares.

	25%	50%	75%	100%
Gross proceeds	$25,000	$50,000	$75,000	$ 100,000
Offering expenses	$ 8,000	$ 8,000	$ 8,000	$ 8,000
Net proceeds	$ 17,000	$ 42,000	$ 67,000	$ 92,000

No public market has every existed for our securities and a market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are unable to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We currently do not have any agreements with a market maker who will file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will not be returned and will be immediately deposited into the Company’s bank account. This account is under the control of the Company and only Walter Christie, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into such account. By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to commence operations and carry out our proposed business plan. If we fail to raise enough capital to begin operations and/or continue with our business plan, investors may lose their entire investment and will not be entitled to a refund.

Tesoro Ventures Inc is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. No proceeds raised in the offering will be used towards any business combination commonly undertaken by a Blank Check company.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability for holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144 (i).

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of shares of our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 3 before determining if an investment in any shares of Tesoro Ventures Inc’s common stock is suitable for you.

Neither the United States Securities and Exchange Commission nor any state securities commission has passed on the merits of or otherwise approved or disapproved of the securities or determined if this prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2015

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with different information or represent anything not contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or buy these securities in any state or other jurisdiction where an offer or sale is not permitted.. You should assume that the information in this prospectus is accurate as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, prospects, financial condition, and results of operations may have changed since that date.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information other than that contained in this prospectus. We are not making an offer of securities in any state or other jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date subsequent to the date set forth on the front cover of this document, even though this prospectus is delivered or securities are sold on a later date. Further, you should not consider any information in this prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities. Unless the context otherwise requires, the terms “Tesoro,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer to Tesoro Ventures Inc.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock.  Before making a investment decision, you should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our consolidated financial statements and related notes appearing at the end of this prospectus.

Overview

Tesoro Ventures Inc plans to develop and provide an online platform for third parties in Latin America to buy and sell goods. While we do not engage in direct sales, hold inventory or compete with our merchants, we plan to provide the fundamental technological infrastructure for businesses to conduct commerce online, as well as secured and convenient payment and escrow services for buyers and sellers. The company was founded by Walter Christie, who recognized a significant need for efficient and convenient platforms for online marketplaces in Latin America.

Our user-friendly platform, once developed, will allow buyers and sellers in Latin America to connect through the Internet and will become a viable means for them to conduct business anytime and anywhere. As our services are intended for vendors and consumers in Latin America, we will need to devote much of our efforts to building a multilingual platform tailored for Latin American users with different linguistic backgrounds. Besides English, we plan to provide Spanish and Portuguese versions of our platform with equal support. Significant investments on platform infrastructure will allow us to process a substantial volume of data generated from our marketplaces as well as meet growing demand for our services.

Our revenues will primarily be generated from membership fees for our online services. Another source of our revenues will come from a commission fee charged to the seller per transaction. We plan to develop a payment system with escrow service, which will allow consumers to verify whether they are satisfied with the product they are purchasing before the payment is released to the seller. Upon receipt of the product purchased and in the event that the purchaser is not satisfied with their product, they have a 14-day period to return the item to the seller for a full refund. If the purchaser is satisfied with the product they purchased, the payment with be released to the seller after the 14-day return period.

We are a development stage company and there is no assurance that we will generate any revenue after completion of our offering or ever generate any revenue. We do not currently have any arrangements for additional financing should we require it in the future. From Inception (October 31, 2014) until the date of this filing, we have had no operating activities. Our financial statements since Inception report no revenue and a net loss of $270. Our independent registered public accounting firm has issued an audit opinion for Tesoro Ventures Inc that includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

Our Corporate Information

Tesoro Ventures Inc was incorporated on October 31, 2014 under the laws of the State of Nevada. Our principal executive office is located at Casa 41, Barriada del Maestro, Sabanitas, Colon, Ciudad de Panama, Republica de Panama. Our telephone number is (507) 6551-0328 and email address is tesoroventures@gmail.com.

Unless the context otherwise requires, the terms “Tesoro Ventures Inc,” “Company,” “we,” “us” and “our” in this prospectus refer to Tesoro Ventures Inc.

The Offering

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.

The Issuer	Tesoro Ventures Inc

Common Stock Offered by Us	2,000,000 shares

Price Per Common Share	$0.05

Duration of the Offering	The shares will be offered for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000

Securities Issued and Outstanding	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Walter Christie.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $8,000.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital to develop our business operations and other general corporate purposes, including, but not limited to, the development of new services, sales and marketing activities, and capital expenditures (see “Description of Business” and “Use of Proceeds”).

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Summary of Financial Information

The tables and information below summarizes the consolidated financial data for our business as of and for the periods presented. You should read this information together with the “Management’s Discussion and Analysis and Plan of Operations” section of this prospectus and our consolidated financial statements and related notes included elsewhere in this prospectus.

Financial Summary	Year Ended November 30, 2014
Cash and Cash Equivalents	$4,730
Total Assets	$4,730
Total Liabilities	-
Total Stockholder’s Equity	$4,730

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RISK FACTORS

The shares of our common stock being offered are highly speculative in nature and involve a high degree of risk. Any prospective investors should carefully consider all of the information in this prospectus, including the risks described below, before making an investment in our common stock. Our business, prospects, financial condition or operating results could be harmed by any of these risks and uncertainties. Additional risks not presently known to us or that we currently consider immaterial may also harm our business. The market price of our common stock could decline as a result of any of these risks and uncertainties, and you may lose all or part of your investment. Before deciding whether to invest in our common stock you should carefully consider the risks described below and also refer to other information contained in this prospectus, including our consolidated financial statements and the related notes.

Risks Related to Our Business

We have limited operating history and are subject to many of the risks frequently encountered by start-up companies.

As a start-up company, we have limited operating history upon which an evaluation of the Company and its prospects can be based. We remain in the development stage of our business and the company is subject to significant risks and uncertainties. There can be no assurance that we will be successful in developing a new multi-language platform with escrow services and generate sufficient revenues to meet the Company’s expenses or maintain profitability. If we are unable to raise sufficient capital, our development activities may be reduced and it could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you may lose your entire investment.

Our customer base may not be broad enough to sustain our business because of intense competition from existing and potential competitors.

Our revenues will be primarily generated from fees for online services and having a broad customer base is a critical determining factor of our profitability. During the development stage of business, our customer base will be limited and we may not be able to retain it with the influence of existing and potential competitors. There are currently several online platforms with a similar business model to ours that are accessible in Latin America including eBay, Amazon, and MercadoLibre, all of which are industry leaders with enormous market power. Furthermore, barriers to entry are relatively low and new competitors can easily launch new platforms with similar functions at a relatively low cost. As a new entrant into this competitive market, we may not be able to successfully differentiate ourselves from the existing and potential competitors. If we fail to continuously increase our customer base and continually provide unique services, we may be unable to sustain our business.

We are subject to seasonal fluctuations in sales and it is difficult to predict our revenues.

Our online marketplace platform is subject to seasonal fluctuations, which is similar to the nature of traditional retailers. We predict our sales will vary from quarter to quarter, but expect the highest volume of listings and transactions to occur during holidays. As we are a development stage company and have not yet developed our online platform, it will be difficult to evaluate our performance and predict future revenues based on quarterly data. As we grow, the seasonality may become more pronounced over time and may materially affect our results of operations.

Our future success is dependent on the performance of Walter Christie, our President and the sole member of our board of directors.

The Company will be dependent on its key executive, President and sole Director, Walter Christie, for the foreseeable future. Mr. Christie will be responsible managing the Company’s marketing efforts and future operations. His responsibilities will include directing the development of our online platform and facilitating day-to-day decision-making for the company. The loss of Mr. Christie’s services could have a material adverse effect on the operations and prospects of the Company. Another qualified business manager with related experience in the ecommerce industry would be required to run the Company if Mr. Christie was no longer available. At this time, the Company does not have an employment agreement with Walter Christie, though the Company may enter into such an agreement with its president on terms and conditions customary for this industry.

We may require additional capital but may not be able to obtain it on favorable terms or at all.

We may require additional capital to support the development of our business. If we fail to raise sufficient cash resources, we may issue additional equity or debt securities to fund the development of our platform and payment system. There can be no assurance that we will be able to obtain external financing in a timely manner or in amounts based on our current financial conditions and results of operation. Any failure to raise the capital required could have a material and adverse effect on the development of our business.

Our platform may suffer interruptions or fail due to human acts, technical problems, or natural disasters.

The stability of our platform is critical to our success and it depends on the efficient and uninterrupted operation of our computer and hardware systems. We plan to invest significantly on technology infrastructure to ensure our quality of services and we also plan to regularly backup customer transaction information as a precautionary measure. Should our systems fault due to human acts, technical problems, or natural disasters, it could take several days to restore our platform services and we may lose consumer confidence. In the event of an earthquake, flood, fire, power loss, computer virus or similar event, the Company’s technological infrastructure could be interrupted or significantly damaged. If the backup database undergoes damage and we are unable to retrieve the data, we may be unable to restore the system and we currently do not have any alternative providers of hosting services. Any human act, technical problem, natural disaster or other major failure of our system may result in data loss and could damage our reputation, disrupt the operations of those who use our platform and subject us to liability. All of the aforementioned could materially adversely affect our business and the results of operations.

We have no business insurance coverage.

Insurance companies in Latin America offer limited business insurance products. We currently have no business liability or disruption insurance coverage for our operations. Any type of business disruption, system failure, natural disaster, or other contingency may require us to spend significant resources in order to recover from it. This may have a material adverse effect on our business, results of operation and financial condition.

The market for an online marketplace is developing in Latin America, and our business depends on the continued growth of e-commerce, and the availability and suitability of the Internet in Latin America.

The market for the sale of goods and services over the Internet is an emerging market in Latin America. Our future revenues depend on the acceptance of conducting commerce over the Internet. There can be no assurance that rapid growth in the use of online marketplace platform in Latin America will continue. The quality of our services depends on the availability and suitability of the Internet and we may have limited growth in countries with low levels of Internet penetration or inadequate network infrastructure. As the market for an online marketplace in Latin America continues to expand, we may be unable to maintain our quality of service if the infrastructure for the Internet fails to support the rapid growth of Internet users. Our customer base and reputation may be adversely affected if the response times become slower.

We may face legal uncertainty for the liability of the Internet service provider.

In Latin America, the liability of Internet service provider is not clearly specified or consistent in laws across countries and we may face different outcomes of very similar claims against us. For instance, certain judges may decide that Internet service provider is liable for the sales of regulated products or infringement, while others may decide only the offending users are liable for it. This legal uncertainty may have a material adverse effect on our business, results of operation and financial condition. It is possible that regulators may adopt new laws specifying the liability of Internet service providers in the future and our services may be restricted. If we fail to comply with various laws and regulations across countries, we may be subject to significant penalties and negative publicity, which would adversely affect our business.

3

E-commerce transactions in Latin America may be impeded by the lack of secure payment methods.

Both consumers and merchants in Latin America are fully liable for credit card losses due to third party fraud and therefore have low confidence levels in e-commerce transactions because secure payment methods have not been widely adopted in Latin America. Also, many banks and financial institutions may be reluctant to authorize merchants to process online transactions to avoid credit card fraud. There can be no assurance that our transactions will be secure or that we will not be subject to third party fraud. In the event that we are unable to process credit card transactions or experience third party fraud, it would materially and adversely effect our reputation and limit our profitability.

We are subject to the risk of changing credit card association fees, rules or practices.

Although we plan to develop our own payment system, we will have no direct access to credit card associations. Transactions between buyers and sellers on our platform must be processed by banks or payment processors and we must pay a fee for this service. It is possible that credit card associations or banks may increase the interchange fees or transaction fees, which will increase our operating cost and reduce profit margins. Also, the credit card associations may adopt new operating rules and banks may interpret these rules in a way that we find difficult to follow. If we are unable to comply with operating rules, we may lose the ability to accept credit cards for payments and our payment system would fail, which will have a materially and adversely effect on our reputation and profitability.

We may face liability for the illegal or fraudulent use of our payment system or platform.

Our payment system may be susceptible to potential illegal or improper use and we may face liability for these activities, such as fraudulent sales, bank fraud and money laundering.. Furthermore, illegal or fraudulent activities may occur on our platform that we may be liable for. Although we will implement measures to prevent the occurrence of illegal or fraudulent use of our payment system and platform, there can be no assurance that such measures will be successful. We plan to provide escrow services for our payment platform users and it would largely reduce the occurrence of fraudulent activities. If we fail to detect and handle any illegal use of our payment system or fraudulent activities successfully, we may face liability and it would materially and adversely affect our reputation.

We may face security breaches or confidential data theft from our platform or payment system.

There is a significant risk associated with the security of confidential information that is transmitted over public networks. After a customer grants us the authorization to bill their credit card or debit their bank account directly, we will rely on third parties to provide encryption and authentication technology in order for us to securely transmit confidential information. We will have no control over the third party security service providers and security breaches or confidential data theft may occur. There can be no assurance that our measures to prevent breaches of security will be successful. If we fail to protect the confidential information of our customers, it will have a material adverse effect on our business, financial condition and results of operations.

We may be subject to allegations or lawsuits for the sale of regulated and prohibited goods or services, as well as the sale of defective goods.

Laws specifying regulated and prohibited goods vary between countries and we may face liability for the sale of such items. Even though we will have clearly specified policies that prohibit the sale of unlawful goods and services on our platform and will implement measures to monitor and exclude such goods and services, we may be unable to completely prevent the exchange of unlawful goods and services between users and may be subject to allegations of civil or criminal liability for the unlawful activities of the users. In addition, certain goods including alcohol, tobacco and other items may be regulated by various authorities and we may be subject to fines for the sale of these regulated goods on our platform. There can be no assurance that we will successfully avoid civil or criminal liability for unlawful activities on our platform. If we are found liable for any unlawful activity and are fined by regulators, our business would be materially and adversely affected.

As solely the provider of e-commerce services, we cannot guarantee the quality of the goods sold on our platform and we may be subject to claims on defective items. If any product sold on our platform causes harm to an individual, we may be held jointly liable with the seller and our brand name and reputation would be adversely affected. We have no product liability insurance for the goods and services that will be transacted on our platform. If any fines or legal fees incur as the result of liability for unlawful activities or the sale of defective goods, we may not be able to cover them and we may be required to file for bankruptcy.

We may be subject to allegations or lawsuits for the sale of items on our platform that infringe on the intellectual property rights of others.

Even though we will regularly monitor listings on our platform to prevent the potential infringement of third-party copyrights, trademarks or other intellectual property rights, there can be no assurance that these measures will always be successful and we may be unable to identify every product that may infringe on the intellectual property rights of others. We may be subject to civil or criminal claims for unlawful activities carried out by our platform participants. If there are any complaints or allegations regarding infringement on our platform, it will be time consuming for us to corroborate it under certain procedures and we may not be able to remove the infringing product from our marketplace in time. Any delay may lead to claims for our failure to restrict the sale of items that may infringe on the intellectual property rights of others on our platform and it would adversely affect our brand name and reputation. We may implement and enforce further measures to prevent infringement and ensure buyer and seller confidence, however, these restrictions may reduce the attractiveness of our platform and we may lose customers. We may also face disputes from sellers whose items are removed from the marketplace for claims of infringement on the intellectual property rights of others. If any fines or legal fees incur as the result of liability for infringement, we may not be able to cover them and we may be required to file for bankruptcy.

Courier services will be provided by third party logistics companies over which we have no control. If any of these logistics companies fail to provide reliable delivery services, it would largely reduce consumer confidence in our business and adversely affect our reputation.

As the chief purpose of our company is to provide a platform for an online marketplace, the delivery service will be the responsibility of third party logistics companies. We plan to establish relationships with the principal courier and logistics companies in Latin America; the rates and estimated delivery times will be clearly specified on our platform. Our sellers will have the option to use their own local courier and logistic companies to fill their orders if it is more convenient for them. We will not be able to guarantee the quality of courier services provided by third party logistics companies and our reputation may suffer if there is any damage to the goods or a delay in delivery. While we have no control over any third party logistics companies, we may be required to sign agreements with courier and logistics companies to protect our customers’ privacy and prevent the risk of exposure of confidential client information.

Our future market position may suffer if we fail to successfully implement mobile technology for our services.

Buyers and sellers are increasingly using mobile devices for e-commerce. We currently have no mobile version for our platform, but plan to begin developing one following the early stage of our business. While mobile technology is relatively new and rapidly evolving, there can be no assurance that we will be able to implement the new technology successfully. If we fail to address technical challenges across different mobile devices and fail to increase the level of access to our future mobile services, our customers and potential users may switch to other platforms with better support for mobile devices and our future market position could be materially and adversely affected.

We have limited investments in customer services and it may result in diminished consumer confidence.

Complaints from customers and poor reviews of our online marketplace may severely diminish consumer confidence in our services and harm our business. In order to maintain an effective level of customer service, the Company will require a significant investment in developing customer service training program. We have limited resources to devote to customer service during the development stage of our business and we may not have sufficient qualified personnel to train our customer service representatives thoroughly. If we are unable to manage customer complaints effectively, they may lose confidence in our services and it could adversely affect our reputation and profitability.

We may face political and economic crises or uncertainties in Latin America.

The economic and political condition of countries in Latin America are relatively unstable. Governments frequently intervene in economic activities and regulators may significantly change policies. In the past, Argentina experience a social and political crisis in 2001 that involved civil unrest, riots, looting, protests, strikes and street demonstrations that severely harmed the Argentine economy. More recently, the Venezuelan and Bolivian administrations have announced plans to nationalize certain industries and the Venezuelan administration has already implemented exchange controls. In addition, there is significant discretion regarding the enforcement and interpretation of laws in Latin America countries and we may not be aware of our violation of rules and polices until after the occurrence of the violation. There can be no assurance that this emerging market will be suitable for our business in the future. We may face political and economic crises or uncertainties in Latin America and our business, financial condition and results of operations will be materially and adversely affected.

Our reporting currency is the U.S. dollar but our revenues are paid in foreign currencies. Therefore, if the U.S. dollar appreciates relative to these foreign currencies, the economic value of our revenues in U.S. dollar terms will decline.

We are subject to the risk of exchange rate fluctuations. Since our business operates outside the United States and will receive almost all of our revenues in currencies other than the U.S. dollar, we face exposure to adverse movements in currency exchange rates when we report our financial results in terms of the U.S. dollar. If the U.S. dollar appreciates relative to other foreign currencies in Latin America, our economic value of revenues will decline in terms of the U.S. dollar and it will adversely affect our results of operation. We currently cannot afford a foreign exchange option to hedge this risk and it is also impossible to completely eliminate the effects of this exposure.

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Risks Related to Our Common Stock

We may incur significant costs to ensure compliance with the US corporate governance and accounting requirements of being a public company and we may be unable to cover such costs.

We may incur significant costs associated with public company reporting requirements and newly applicable corporate governance requirements. These applicable rules and regulations will significantly increase our legal and financial compliance costs and certain activities may become time consuming and costly. We will regularly evaluate and monitor developments with respect to newly applicable rules. There can be no assurance that we will be able to predict or accurately estimate the amount of additional costs and we may be unable to absorb these costs of being a public company which will adversely affect our financial condition.

There is no assurance that our common stock will ever trade on a recognized exchange.

There is no established public trading marketing for our common stock and the liquidity of our common stock will depend on the perception of our operating business. Our management may plan to increase the awareness of our company to investors, but there can be no assurance that any awareness will be generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. Shares of our company should be purchased only by investors who are comfortable with the potential liquidity issues of our common stocks.

We may never pay any dividends to shareholders.

We currently have no intentions to pay any dividends to shareholders. We plan to retain any future earnings for use in the operation and expansion of our business. Investors who purchase our common stocks should be comfortable with our dividend policy. However, we may review this policy as circumstances dictate.

The offering price of the common stock was determined based on the price of our private offering and it should not be used as an indicator of the future market price of the securities.

Since our shares are currently not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share of our common stock was determined based on the price of our private offering. We determined the offering price based on our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures. Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, our sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protection against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

As an “emerging growth company” under the JOBS act, we are permitted to rely on exemptions from certain disclosure requirements.

We are qualified for an "emerging growth company" under the JOBS Act and accordingly, we are permitted to rely on exemptions from certain disclosure requirements. These exemptions include:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, based on Section 107 of the JOBS Act, we intend to take advantage of the extended transition period for complying with new or revised accounting standards specified in Section 7(a)(2)(B) of the Securities Act. As a result, our consolidated financial statements may not be comparable to those of companies that adopt such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1933, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

You may face significant restrictions on the resale of your shares due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. There must be a registration in place to cover the transaction, or it must be exempt from registration, as well as the applicable broker-dealer registered in that state before a security can be sold. We do not know whether our securities will be registered or exempt from registration under the laws of any state and our registration depends on broker-dealers who agree to serve as market markers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. As a result, the resale market for our common stock may be limited and our shareholders may be unable to resell theirs shares without the significant expense of state registration or qualification.

Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. The broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve a high degree of risk and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements about our strategy, future operations, future financial position future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate”, “believe”, “may”, “plan”, “predict”, “estimate”, “expect”, “future”, “intend”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this prospectus include, among other things, statements about:

-	our plans to develop, improve, commercialize, and market our services;
-	our ability to quickly and efficiently identify and develop new products and services;
-	our ability to establish and maintain intellectual property rights;
-	our financial performance; and
-	our estimates regarding expenses, future revenues, capital requirements, and needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forwuuard-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section of this prospectus, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated in an amended prospectus reflecting the same. There is no assurance that we will raise the full $100,000 as anticipated.

We believe that we will be able to partially satisfy our anticipated cash requirements for at least the next 12 months from the net proceeds of this offering. This estimate is based on certain assumptions, including among others, achieving a customer base and revenue, continued expansion and conforming actual costs to estimates. The expenses anticipated to be incurred in our expansion cannot be predicted with certainty. Currently, we do not have any revenues, and have not yet located financing to implement our business plan. Initial growth may be very limited and we may be required to come to a loan agreement with our president, Walter Christie.

There can be no assurance that unforeseen events will not occur which might increase anticipated expenses, in which case the net proceeds of this offering might satisfy our cash requirements for less than the anticipated time period. The foregoing represents our best estimate of our use of the net proceeds of the offering based on present planning and business conditions. We reserve the right to change our use of proceeds as unanticipated changes, such as increased expenses, rapid growth or intense competition may cause us to redirect our priorities and reallocate the proceeds for working capital purposes.

If we are not able to raise sufficient proceeds from the sale of the common stock registered in this Offering, we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the State of Nevada. We will also need more funds if the costs of building technology infrastructure and developing our platform and payment system are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our online marketplace platform, a secured and convenient payment system, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There can be no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

We may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion of the use of proceeds.

Gross Proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$ 8,000	$ 8,000	$ 8,000	$ 8,000
Net proceeds	$ 17,000	$ 42,000	$ 67,000	$ 92,000
Establish our office and build technology infrastructure	$ 2,000	$ 6,000	$ 12,000	$ 20,000
Develop our platform	$ 3,000	$ 10,000	$ 15,000	$ 20,000
Develop our payment system	$ 2,000	$ 6,000	$ 10,000	$ 15,000
Hire technicians and customer service representatives	$ -	$ 10,000	$ 18,000	$ 23,000
Negotiated with banks and third-party logistic companies	$ -	$ -	$ 1,000	$ 2,000
SEC reporting and compliance	$ 10,000	$ 10,000	$ 10,000	$ 10,000
Miscellaneous Expenses	$ -	$ -	$ 1,000	$ 2,000

The above figures represent only estimated costs. In the event that the Company sells 25% or less of the offering, the Company will carry forward with its business plan and decrease its budgeted expenditures. Walter Christie will not be paid any compensation or anything from the proceeds of this offering.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. As of October 31, 2014, there were 5,000,000 shares of our common stock issued and outstanding that are held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Walter Christie owns 5,000,000.

Common Stock

The following is a summary of the rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate on paying any cash dividends in the foreseeable future.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" generally refers to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or effective securities regulations laws by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Our common stock may not be traded in the jurisdictions where our compliance is absent with their individual state laws. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions regarding the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Tesoro Ventures Inc, has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DETERMINATION OF SUBSCRIPTION PRICE

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

7

DILUTION

The price of the current offering is fixed at $0.05 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s Inception on October 31, 2014. Walter Christie, the Company’s sole officer and director, paid $0.001 per share for the 5,000,000 shares of common stock he purchased from the Company on October 31, 2014.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of October 31, 2014, the net tangible book value of our shares of common stock was $5,000 or approximately $0.001 per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $97,000 or approximately $0.0138 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0128 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0138 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own approximately 14.28% of the total number of shares then outstanding for which they will have made cash investment of $100,000, or $0.05 per share. Our existing stockholder will own 85.72% of the total number of shares then outstanding, for which he has made contributions of cash totalling $5,000.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $72,000, or approximately $0.011 per share. The net tangible book value per share prior to the offering is $ 0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.011 per share.

After completion of this offering investors in the offering will own approximately 23.08% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.05 per share. Our existing stockholder will own approximately 76.92% of the total number of shares then outstanding, for which he has made contributions of cash totalling $5,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $47,000 or approximately $0.0078 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0068 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0078 per share.

After completion of this offering investors in the offering will own approximately 16.67% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.05 per share. Our existing stockholder will own approximately 83.33% of the total number of shares then outstanding, for which he has made contributions of cash totalling $5,000 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $30,000 or approximately $0.0055 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0045 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0055 per share.

After completion of this offering investors in the offering will own approximately 9.1% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.05 per share. Our existing stockholder will own approximately 90.90% of the total number of shares then outstanding, for which he has made contributions of cash totalling $5,000 or $0.001 per share.

8

PLAN OF DISTRIBUTION

Tesoro Ventures Inc has 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the Company’s selling efforts in the offering, Walter Christie will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1933, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Christie is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Christie will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Christie is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Walter Christie will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Christie will not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Christie may solicit the investors through personal contact, by telephone, mail, or email. He will identify those who might have an interest in purchasing shares among his personal friends and business associates. He will not use any supplemental materials in this regard.

Tesoro Ventures Inc will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.05 for up to 270 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Furthermore, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in only those that they have been registered or qualified for sale in; an exemption from such registration or if qualification requirement is available and with which Tesoro Ventures Inc has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

As our officers and directors will sell the shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Regulation M specifically prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this Offering has ended.

We have no intention of inviting broker-dealer participation in this Offering.

Tesoro Ventures Inc will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Tesoro Ventures Inc” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber without interest or deductions. Subscriptions for securities will be accepted or rejected with a letter by mail within 48 hours after we receive them.

9

DESCRIPTION OF BUSINESS

General

Tesoro Ventures Inc was incorporated on October 31, 2014 under the laws of the State of Nevada. We plan to be in the business of providing an online marketplace platform for third parties in Latin America. We are a development stage company and we plan to provide a technological and commercial solution that addresses the distinctive cultural and geographic challenges of operating an online marketplace platform in Latin America. We have developed our business plan, but have not yet commenced our proposed operations.

The Company recognizes a significant need for efficient and convenient platforms for online marketplaces in Latin America. We plan to offer two principal services as stated below:

Platform - Our online marketplace platform provides fundamental technology infrastructure for businesses to conduct commerce through Internet. We plan to develop a multi-language platform with English, Spanish and Portuguese versions. Registered sellers will be able to list products on platform, where buyers can easily search particular items and purchase in either a fixed-price or auction-based format.

Payment System - Our payment system will provide secured and convenient payment and escrow services for registered buyers and sellers on our platform. Users will be able to manage transactions on our platform easily and safely. We plan to offer escrow services, which allow consumers to verify whether they are satisfied with purchased goods before releasing money to the seller.

We believe that we will be successful in providing an efficient and user-friendly platform for online marketplaces, as well as a secured and convenient payment system. We plan to establish our office in Panama and invest significantly on platform infrastructure, which allows us to process the substantial volume of data generated from our marketplaces and meet growing demand for our services. Our platform and payment system will be developed by professional web designers and software developers along with Internet security companies. We currently do not have any agreement with any web design or development company. Our sole director, Walter Christie, will be responsible for the quality control of our platform and payment system, as well as recruiting technician for system maintenance and infrastructure inspection and customer service representatives. Prior to launch our services, we will negotiate with banks to provide transaction processing services for our payment system. Also, we will reach agreements with third-party logistic companies to provide every customer with options of trustworthy delivery services. Our revenue will be primarily generated from fees for online services, as well as from commissions on transactions through our payment system. Once the Company achieves profitability, we will develop mobile versions of our platform and payment system to meet increasing demand for mobile access for e-commerce in Latin America.

Marketing

Our marketing strategy will focus on promoting our online marketplace platform and attracting new users to increase customer base as well as promoting more frequent trading by our existing users. We plan to implement following online advertisements to promote our brand and attract potential buyers and sellers to our platform.

•	Social Media Promotion - We plan to promote our platform mostly on social media such as Facebook and Twitter. By setting up official Facebook and Twitter accounts and sharing updates with social media users, we will be able to reach our target audience and increase public awareness of our brand. Both existing and potential customers can also interact with us on social media and provide valuable feedbacks.

•	Rewarding Program - we plan to financially reward site owners for directing new users to our platform who ultimately register with and conduct transactions on our platform. Any site owner can place a link to our website with a pre-approved icon that we provide. If an Internet user clicks on the link, arrives at our website, registers as a user and completes transactions on our platform, we pay the site owner 10% of the commissions that that user pays us for transactions carried out in the first 30 days after that user registered.

•	Searching Improvement - Structuring our website so that it appears among the top natural results for certain keyword searches.

Our key marketing concern is consumer awareness and we intend to establish a trustworthy image of our business. As we expand on customer base, we plan to increase our marketing budget and focus on differentiating ourselves with existing competitors such as Amazon.com and MercadoLibre Inc.

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Competition

The market for e-commerce is rapidly evolving and highly competitive and we expect future competition for online marketplace platform will be more intense. There are several well established companies that provide online platforms for marketplaces in Latin America including Amazon.com and MercadoLibre Inc, which are industry leaders with enormous market power and wide customer bases. We currently have no plan for mobile version of our platform because it is not financially feasible to compete with existing competitors. Also, barriers to entry are relatively low and new competitors can easily launch new platforms with similar functions at a relatively low cost.

Other international online payments services such as Paypal and Google Checkout may respond to new or emerging technologies and changes in customer preferences faster and more effectively than us. In addition, established local banks and other financial institutions may offer similar payment services for local customers with greater liquidity and consumer confidence in terms of safety and efficiency.

Our competitive advantages are multi-language support and escrow services. Instead of simply translating our platform into different languages, we will focus on developing a multi-language feature with different user interfaces and bestsellers tailored for users in different counties. Also, our escrow services will differentiate us from other competitors by allowing consumers to verify whether they are satisfied with purchased goods before releasing money to the seller, which will significantly improve consumer confidence and satisfaction.

Insurance

We currently have no business liability or disruption insurance coverage for our operations and we do not intend to maintain insurance in the future. We have no product liability insurance for products and services transacted on our platform and we may be liable for unlawful activities or the sale of defective items. In any event of business disruption, system failure or natural disaster may cause us to spend significant resources to deal with a disruption of our services or other contingency. There can be no assurance that we will have sufficient funds to defend the litigation and we may suspend or cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer and director, Walter Christie.

Offices

Our business office is located at Casa 41, Barriada del Maestro, Sabanitas, Colon, Ciudad de Panama, Republica de Panama. This office is provided by Walter Christie, our President and sole Director. Our telephone number is (507) 6551-0328 and email address is tesoroventures@gmail.com. We do not pay any rent to Walter Christie and there is no agreement to pay any rent in the future.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to Internet service provider and the operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

Because we are a foreign corporation with our principal location of business in Panama, there are certain Panamanian rules and regulations that we must adhere to; none of which will have a material effect on our business, other than the fact that should any claims be filed and judgment awarded against the Company in a United States court of law, it may be impossible to collect on that judgment. Additionally, as a foreign corporation, the Company must register the business with the Panamanian government and obtain a government permit and license.

As a foreign corporation conducting business in Panama, we must file the following documents at the Public Registry Office:

•	A notarized Spanish translation of the Articles of Incorporation;
•	Board of Directors minutes authorizing the Panamanian registration;
•	Copies of the most recent financial statements;
•	A certificate from a Panamanian Consul confirming that the Company is organized according to the law of its place of incorporation; and
•	Notification of the transfer of capital to the Panamanian operation.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should review the “Risk Factors” and “Forward-Looking Statements” sections of this prospectus for a discussion of important factors that could cause actual results to differ significantly from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We are in the development stage of our business with limited operating history. Our full business plan entails activities described in the “Management’s Discussion and Analysis and Plan of Operations” section below which includes establishing our office, building technology infrastructure, developing our platform and payment system, hiring technicians and customer service representatives, and negotiating agreements with banks and third-party courier and logistic companies. We may need a minimum of $10,000 of additional funding to maintain a reporting status at the end of the twelve-month period if we fail to generate any revenue.

If we raise a maximum of $100,000 from this offering, it may only last one year and we may require additional capital for business operations for the following year. We currently have no arrangement for additional financing other than through this offering and if we need additional cash and are unable to raise it, we will either have to suspend operations until we can raise the cash, or cease operations entirely if revenue from operations is not sufficient to cover our operating costs.

As an “emerging growth company” under the JOBS act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. These exemptions include:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, based on Section 107 of the JOBS Act, we intend to take advantage of the extended transition period for complying with new or revised accounting standards specified in Section 7(a)(2)(B) of the Securities Act. As a result, our financial statements may not be comparable to those of companies that adopt such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1933, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to cover the operating costs. This is due to the fact that we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

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PLAN OF OPERATIONS

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of available funds. Upon completion of our public offering, our specific goal is to launch our platform and payment system. Our Plan of Operations following the completion is as follows:

Establish our office and build technology infrastructure

Time Frame: 1st – 3rd months

Material Costs: $2,000 - $20,000

Upon completion of the offering, we plan to set our office and build technology infrastructure for our platform in Panama and acquire the necessary equipment for both our office and technology infrastructure. We plan to purchase computers, telephones, printers and photocopy machines, furniture, a fax machine and office supplies for our office. Necessary equipment for our technology infrastructure includes platform servers, database backup, network and router. We believe the minimum cost of setting up office and building technology infrastructure will be $2,000. If we sell 75% of the shares offered we plan to purchase platform servers with higher computing power and separate database backups. The total setting up cost will be approximately $12,000. If we sell all of the shares offered, we plan to purchase additional servers and upgrade our network, which will be approximately $20,000.

Develop our platform

Time Frame: 1st – 3rd months

Material Costs: $3,000 - $20,000

Our director, Walter Christie, will be responsible for registering the web domain for our platform and currently we have not registered any web domain for our platform. Once we register our web domain, we plan to hire a professional web design team to develop our online marketplace platform and we do not have any agreement with any web design or development company at this time. The estimated cost of developing a platform for online marketplaces is $3,000. If we sell 75% of the shares offered, we plan to develop a more sophisticated platform with Spanish and Portuguese versions, which will be approximately $15,000. If we sell all of the shares offered, we plan to add the recommendation feature based on customer shopping habits and the total cost will be approximately $20,000.

Develop our payment system

Time Frame: 4th – 6th months

Material Costs: $2,000 - $15,000

Once our online marketplace platform is finished, we plan to develop our payment system with escrow services. The minimum standard of our payment system is to work consistently with our platform and it must be able to process credit card transactions. We plan to hire both software developers and Internet security companies to develop our payment system collaboratively to make sure that our payment system is convenient and secured. If we sell 75% of the shares offered, we plan to develop escrow services, which allow consumers to verify whether they are satisfied with purchased goods before releasing money to the seller. The total development cost is approximately $10,000. If we sell all of the shares offered, we plan to support additional payment methods include bank accounts and debit cards and it will cost approximately $15,000 in total.

Hire technicians and customer service representatives

Time Frame: 7th – 10th months

Material Costs: $0 - $23,000

We plan to hire one technician and two customer service representatives after we successfully developed our platform and payment system. The technician will be responsible for system maintenance and infrastructure inspection. Also, we plan to train our customer service representatives to be able to handle customer complaints and inquiry. If we sell 75% of the shares offered, we plan to hire two additional customer service representatives. If we sell all of the shares offered, we plan to contract with call centres and outsource most of our customer supports.

Negotiate agreements with banks

Time Frame: 7th – 12th months

No Material Costs

Once our payment system is successfully developed, we plan to negotiate agreements with banks to provide transaction processing services for our payment system. Since we have no direct access to credit card associations, we intend to specify terms and conditions regarding credit card services and transaction fees in agreements with banks. Once our payment system is recognized by credit card associations, it will be authorized to accept most credit cards for payments. We may also cooperate with specific banks to support additional payment methods such as bank accounts and debit cards and there may be searching costs and negotiation costs occur.

Negotiate agreements with third-party courier and logistics companies

Time Frame: 7th – 12th months

No Material Costs

In order to provide reliable and convenient delivery services for both buyers and sellers, we plan to negotiate the standard shipping rates and policies with major logistic companies in Latin America. Although sellers are free to choose third-party logistic companies to fulfill delivery orders, we intend to offer more reliable delivery options for both buyers and sellers. If any damage on items or delay in delivery occurs, buyers can go through our standard procedures to claim for compensation. Also, contracted logistic companies will update delivery information with us and both buyers and sellers can track delivery orders through our platform.

In summary, during 1st - 6th months we should have established our office and most of our efforts will focus on developing our platform and payment system. During 7th - 12th months, we will start to prepare to launch our services by recruiting employees and negotiating with banks and logistic companies. There can be no assurance that we will generate any revenue in the first twelve months after completion of our offering.

Our president, Walter Christies, will be devoting approximately twenty hours per week to our operations. Once we expand operations, Mr. Christie has agreed to commit more time as required. Because Mr. Christie will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operations over the next twelve months.

Cost Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
SEC reporting and compliance	$ 10,000	$ 10,000	$ 10,000	$ 10,000
Establish our office and build technology infrastructure	$ 2,000	$ 6,000	$ 12,000	$ 20,000
Develop our platform	$ 3,000	$ 10,000	$ 15,000	$ 20,000
Develop our payment system	$ 2,000	$ 6,000	$ 10,000	$ 15,000
Hire technicians and customer service representatives	$ -	$ 10,000	$ 18,000	$ 23,000
Negotiate with banks and third-party logistic companies	$ -	$ -	$ 1,000	$ 2,000
Other Expenses	$ -	$ -	$ 1,000	$ 2,000
Total	$ 17,000	$ 42,000	$ 67,000	$ 92,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds we raise, if any, may differ significantly. In the unlikely event that the Company sells 25% or less of the offering, the Company will carry forward with its business plan and decrease its budgeted expenditures.

Off-Balance Sheet Arangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Need for Additional Capital

We have no historical financial information upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in products and services.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to begin, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

RESULTS OF OPERATIONS

From Inception on October 31, 2014 to November 30, 2014.

During the period we incorporated the Company, our loss since Inception is $270. We have prepared a business plan, but have not commenced our proposed business operations and will not do so until we have completed this offering.

Since Inception, we have sold 5,000,000 shares of common stock to our president, sole officer and director, Walter Christie, for the net proceeds of $5,000.

Liquidity and Capital Resources

As of November 30, 2014, the Company had $4,730 cash and zero liabilities. The available capital resources of the Company are not sufficient for us to remain operational.

We are attempting to raise funds to proceed with our plan of operations. We cannot guarantee that we will be able to sell all the shares required to satisfy our financial requirement for twelve months. If we are successful, any money raised will be applied to the items set forth in the “Use of Proceeds” section of this prospectus. We will attempt to raise at least the minimum amount of funds necessary to proceed with our plan of operations. In the long term we may need additional financing and currently we do not have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, or terms and conditions of additional financing available to us. There can be no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our business plan and stay in business. The amount of the offering will likely allow us to operate for at least one year and provide the capital resources required to cover the material costs associated with becoming a publicly reporting. The Company anticipates over the next twelve months the cost of being a reporting public company will be approximately $8,000.

Should the Company fail to sell less than 30% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its twelve-month plan of operations.

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 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Walter Christie Casa 41, Barriada del Maestro, Sabanitas, Colon Ciudad de Panama, Republica de Panama	30	President, Treasurer, and Director

Walter Christie has acted as our President, Treasurer, Secretary and Director since the Company’s incorporation on October 31, 2014. Mr. Christie owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Christie should be appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and the sole member of our board of directors. This decision did not in any manner relate to Walter Christie’s previous employment history. Mr. Christie’s previous experience, qualifications, attributes or skills were not considered when he was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Since 2012, Mr. Christie has held the position as the senior international sales manager at Sport Zone in the Colon Free Trade Zone. Mr. Christie intends to devote twenty hours a week of his time to planning and organizing activities of Tesoro Ventures Inc.

During the past ten years, Walter Christie has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Christie was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Christie’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

Our sole executive officer and director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our board of directors is currently composed of one member, Walter Christie, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and the Company.

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EXECUTIVE COMPENSATION

Management Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from Inception on October 31, 2014 until November 30, 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Walter Christie, President, Secretary and Treasurer	October 31, 2014 to November 30, 2014	0	0	0	0	0	0	0	0

There are no current employment agreements between the Company and its officer.

Walter Christie currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of November 30, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter Christie	0	0	0	0	0	0	0

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 2014 by: (i) each person (including any group) known to us to own more than five percent of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Walter Christie Casa 41, Barriada del Maestro, Sabanitas, Colon Ciudad de Panama, Republica de Panama	5,000,000 shares of common stock	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of November 30, there were 5,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company”, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i). Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 5,000,000 restricted shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Walter Christie is our sole executive officer, director, control person and promoter and he will receive no compensation for the placement of the offering.

On October 31, 2014, we issued a total of 5,000,000 shares of restricted common stock to Walter Christie in consideration of $5,000. There can be no assurance that we will ever generate revenues from our operations. Mr. Christie is providing us office space free of charge until a later date when and if we are able to raise sufficient funds from this offering to set up an office elsewhere.

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LEGAL MATTERS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

EXPERTS

Hillary CPA Group, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Hillary CPA Group has presented its report with respect to our audited financial statements. We have had no changes in or disagreements with our independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Tesoro Ventures Inc or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 Other Expenses of Issuance and Distribution

SEC registration fee	11.62
Accounting fees and expenses*	1,250.00
Registrar fees and expenses*	270.00
Miscellaneous*	-
Total*	1,531.62

* Estimated pursuant to Item 511 of Regulation S-K

Item 14 Indemnification of Directors and Officers

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 15 Index to the Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
10.3	Form of Subscription Agreement
23.1	Consent of Hillary CPGA Group

Item 16 Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer.
7.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8.	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

9.	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Hillary CPA Group.

The financial information presented is the audited financial statements for the year ended November 30, 2014 and the period from Inception (October 31, 2014) to November 30, 2014.

F-1

Report of Independent Registered Public Accountant

To the Board of Directors and Shareholders of:

Tesoro Ventures Inc.

We have reviewed the accompanying balance sheet of Tesoro Ventures Inc. (a Nevada corporation) as of November 30, 2014 and the related statements of operations, and cash flows. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our reviews.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2014. The results of its operations and its cash flows are in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP

Noblesville, Indiana

January 5, 2015

F-2

TESORO VENTURES INC
(A Development Stage Company)
BALANCE SHEETS
(Audited)

For the Year
Ended November 30, 2014

ASSETS

Current Assets
Cash and Cash Equivalents	$4,730
TOTAL CURRENT ASSETS	$4,730

TOTAL ASSETS	$4,730

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Liabilities	$-
TOAL CURRENT LIABILITIES	$-

Stockholders' Equity
Common Stock, $0.0001 par value
Authorized: 75,000,000 common shares
75,000,000 common shares at $0.0001 par value
5,000,000 issued and outstanding:	$500
Additional paid-in capital	$4,500
Deficit accumulated during the development stage	$(270)
TOTAL STOCKHOLDERS' EQUITY	$4,730

TOTAL LIABILITIES AND EQUITY	$4,730

The accompanying notes are an integral part of the consolidated financial statements.

F-3

TESORO VENTURES INC
(A Development Stage Company)
STATEMENTS OF OPERATIONS
For the Year Ended November 30, 2014 and
October 31, 2014 (Inception) to November 30, 2014
(Audited)

	For the Year Ended	From October 31, 2014
	November 30, 2014	(Inception) to November 30,
		2014

Expenses
Professional Fees	$270	$270

Operating loss	$(270)	$(270)

Net (loss) for the period	$(270)	$(270)

Net (loss) per share
Basic and diluted	$(0)

Weighted Average Number of
Common Shares Outstanding
Basic and diluted	$5,000,000

The accompanying notes are an integral part of the consolidated financial statements.

F-4

TESORO VENTURES INC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
For the Year Ended November 30, 2014 and
October 31, 2014 (Inception) to November 30, 2014

	For the Year Ended	From October 31, 2014
	November 30, 2014	(Inception) to November 30,
		2014

Operating Activities
Net (loss) for the period	$(270)	$(270)
Changes in non-cash working capital items
Cash used in operating activities	(270)	$(270)

Financing Activities
Cash received for shares issued	$5,000	$5,000
Cash provided by financing activities	$5,000	$5,000

Cash increase (decrease) during the Period	$4,730	$4,730

Cash, Beginning of Period	$-	$-
Cash, End of Period	$4,730	$4,730

The accompanying notes are an integral part of the consolidated financial statements.

F-5

TESORO VENTURES INC
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
From October 31, 2014 (Inception) to November 30, 2014

	Common Stock	Common Stock	Additional	Accumulated	Total Stockholders'
	Shares	Amount	Paid-In Capital	Deficit	Equity

Balance October 31, 2014 (Inception)	0	$ -	$ -	$ -	$ -

Issuance of common shares for cash at $0.001, October 31, 2014	5,000,000	$500	$4,500		$5,000

Net Loss for the year ended November 30, 2014				$(270)	$(270)

Balance, as at November 30, 2014	5,000,000	$500	$4,500	$(270)	$4,730

The accompanying notes are an integral part of the consolidated financial statements.

F-6

TESORO VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2014

Note 1: Organization and Basis of Presentation

Tesoro Ventures, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on October 31, 2014.

The Company is in the development phase and intends to provide an online marketplace platform for third parties in Latin America. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. The Financial Statements and related disclosures as of November 30, 2014 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Unless the context otherwise requires, all references to “Tesoro Ventures,” “we,” “us,” “our” or the “company” are to Tesoro Ventures, Inc. and any subsidiaries.

The Company’s fiscal year ends November 30.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not made material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2014.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has no known legal issues pending.

F-7

Note 4: Debt

The Company has no debt.

Note 5: Related Party Transactions

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. The officer and director of Tesoro are involved in other business activities and most likely will become involved in other business activities in the future.

Note 6: Capital Stock

On October 31, 2014 the Company authorized 75,000,000 shares of commons stock with a par value of $0.0001 per share.

On October 31, 2014 the Company issued 5,000,000 shares of common stock for a purchase price of $0.001 per share to its founding shareholder. The Company received aggregate gross proceeds of $5,000.00.

As of October 31, 2014 there were no outstanding stock options or warrants.

Note 7: Income Taxes

The company has not commenced operations and has not generated any revenue and has not made a provision for income taxes.

The Company’s statutory tax rate is 35%.

The Company does not have any material uncertainties with respect to its provisions for income taxes.

Note 8: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended November 30, 2014, the Company had an accumulated deficit of $270.

The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management has no formal plan in place to address these concerns, but believes that the Company will be able to obtain additional funds through equity financing and/or related party advances.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

F-8

SIGNATURES

Pursuant to the requirements of the Securities Ac of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Panama City, Panama on February 25, 2015.

TESORO VENTURES INC

By: /s/ Walter Christie
Walter Christie
President, Treasurer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title(s)	Date
/s/ Walter Christie Walter Christie	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 25, 2015